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                                   EXHIBIT 21

                          SUBSIDIARIES OF INTERLEAF, INC.



  1.  Avalanche Development Company

  2.  Interleaf Australia Pty. Ltd.

  3.  Interleaf Benelux, N.V./S.A.

  4.  Interleaf Canada, Inc.

  5.  Interleaf Foreign Sales Corp.

  6.  Interleaf France, S.A.

  7.  Interleaf GmbH

  8.  Interleaf Iberica

  9.  Interleaf Japan, Inc.

  10. Interleaf Securities Corp.

  11. Interleaf Switzerland, S.A.

  12. Interleaf U.K. Ltd.

  13. Interleaf World Trade, Inc.

  14. The Learning Alliance, Inc.





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